Exhibit 99.1

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Reorganization and Offering Transactions

In connection with this offering, we will enter into a recapitalization agreement with our existing stockholders and with the Fifth Third investors pursuant to which the following transactions will occur in the order specified in the recapitalization agreement:

•                  As provided in the recapitalization agreement: (i) the existing holders of Vantiv, Inc. common stock will receive 89,515,617 shares of our Class A common stock in exchange for the shares of common stock they currently hold; (ii) we will issue 86,005,200 shares of our Class B common stock to the Fifth Third investors; (iii) JPDN will contribute all rights, title and interest in its Class A units and Class B units in Vantiv Holding in exchange for 239,672 shares of our Class A common stock; and (iv) upon JPDN’s contribution, the Class B units in Vantiv Holding previously held by JPDN will automatically convert into Class A units in Vantiv Holding, which in each case gives effect to the stock split described below. See “—Recapitalization Agreement.”

•                  Vantiv, Inc. will amend and restate its certificate of incorporation and will have authorized capital stock consisting of 890,000,000 shares of Class A common stock, 100,000,000 shares of Class B common stock, and 10,000,000 shares of undesignated preferred stock. We will conduct a 1.7576 for 1 stock split of our Class A common stock prior to the consummation of this offering. Our amended and restated certificate of incorporation will provide Fifth Third Bank with certain consent rights, which will prevent us or our subsidiaries from taking certain actions without Fifth Third Bank’s approval. See “Description of Capital Stock—Consent Rights.”

•                  Vantiv Holding’s existing Amended and Restated Limited Liability Company Agreement will be amended and restated to, among other things, modify its capital structure to effect a 1.7576 for 1 unit split and provide for a sufficient number of Class A units, Class B units and Class C non-voting units of Vantiv Holding, with the Class A units held by Vantiv, Inc., the Class B units held by the Fifth Third investors and the non-voting Class C units issuable upon exercise of the Warrant currently held by Fifth Third Bank. Vantiv, Inc. will hold 127,393,016 Class A units and will be the managing member and the majority unitholder of Vantiv Holding, and will operate and control Vantiv Holding, subject to the terms of Fifth Third Bank’s consent rights and other provisions set forth in the Amended and Restated Vantiv Holding Limited Liability Company Agreement. See “Description of Capital Stock—Vantiv Holding.” We will pay Fifth Third Bank a $15.0 million fee related to the modification of its consent rights (specifically with respect to (i) increasing the threshold on when certain actions require Fifth Third Bank’s approval, (ii) the termination of transferability and (iii) all of the consent rights terminating upon the transfer of more than 50% of the shares of Class A and Class B common stock held by Fifth Third Bank and its affiliates immediately following the consummation of this offering) under the existing Amended and Restated Vantiv Holding Limited Liability Company Agreement. The Fifth Third investors will hold 86,005,200 Class B units, which will be exchangeable for shares of Class A common stock. See “—Exchange Agreement.”

•                  Prior to the consummation of this offering, we will restructure the ownership and/or operations of Transactive for bank regulatory purposes. See “Business—Regulation—Banking Regulation.”

•                  Vantiv, Inc. and the Fifth Third investors will enter into the Exchange Agreement under which we commit to maintain a 1:1 ratio between the units of Vantiv Holding and the common stock of Vantiv, Inc. and the Fifth Third investors (or certain permitted transferees thereof) will have the right, subject to the terms of the Exchange Agreement, from time to time to exchange their Class B units or Class C non-voting units in Vantiv Holding for shares of our Class A common stock on a one-for-one basis, or, at Vantiv, Inc.’s option, for cash. To the extent that we issue a share of Class A common stock upon the exchange of a Class B unit of Vantiv Holding, Vantiv

Holding will issue a Class A unit to us and we will cancel a share of Class B common stock. See “—Exchange Agreement.”

•                  We will enter into four tax receivable agreements, which will provide for payments by us to Vantiv Holding’s existing investors equal to 85% of the amount of cash savings, if any, in U.S. federal, state,  local and foreign income tax that we and NPC actually realize as a result of certain tax basis increases and NOLs. See “—Reorganization and Offering Transactions—Tax Receivable Agreements.”

In addition, the Fifth Third investors will receive one share of our Class B common stock for each Class B unit of Vantiv Holding that they hold. The Class B common stock only carries voting rights and carries the right for the Fifth Third investors to appoint a certain number of directors; it carries no economic rights. The shares of our Class B common stock will entitle the holders of the Class B common stock collectively to up to 18.5% of the aggregate voting power of our outstanding common stock on a formulaic basis, other than in connection with the election of Class B directors. The total value and voting power of the Class A common stock and the Class B common stock that the Fifth Third investors hold (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) will be limited to 18.5% of all Class A common stock (and preferred stock entitled to vote with the Class A common stock, if we issue any in the future) and Class B common stock at any one time other than in connection with a stockholder vote with respect to a change of control, in which event the Fifth Third investors will have the right to that full number of votes equal to the number of shares of Class A common stock and Class B common stock they own, which after giving effect to this offering, in the aggregate, would be 40.3% of all Class A common stock and Class B common stock. The Fifth Third investors will also be entitled to elect a number of Class B directors equal to the percentage of the voting power of all of our outstanding common stock represented by the Class B common stock held by the Fifth Third investors but not exceeding 18.5% of the board of directors. In addition to the extent that the Fifth Third investors hold Class A common stock and Class B common stock entitled to less than 18.5% of the voting power of the outstanding common stock, then the Fifth Third investors shall be entitled only to such lesser voting power. Upon the consummation of the offering, the Fifth Third investors, who will initially hold all Class B common stock, will hold 18.5% of the voting power in Vantiv, Inc. Holders of our Class B common stock will also have to approve certain amendments to our amended and restated certificate of incorporation. See “Description of Capital Stock.”

Should the underwriters exercise their option to purchase additional shares, Vantiv, Inc. will purchase up to 2,086,064 Class B units from the Fifth Third investors with the proceeds it receives from the portion of the underwriters’ option to be provided by it, at a purchase price equal to the public offering price less underwriting discounts and commissions. In this case, an equivalent number of shares of Class B common stock will be cancelled, and these Class B units will convert into Class A units upon such purchase.

As a result of the reorganization transactions and this offering:

•                  the investors purchasing Class A common stock in this offering will collectively own 29,412,000 shares of our Class A common stock (or 33,823,800 shares of Class A common stock if the underwriters exercise in full their option to purchase additional shares of Class A common stock), and Vantiv, Inc. will hold 127,393,016 Class A units of Vantiv Holding;

•                  the funds managed by Advent will hold 89,515,617 shares of Class A common stock (or 87,429,553 shares of Class A common stock if the underwriters exercise in full their option to purchase additional shares of Class A common stock);

•                  the Fifth Third investors will hold 86,005,200 shares of our Class B common stock and 86,005,200 Class B units of Vantiv Holding (or 83,919,136 shares of Class B common stock and 83,919,136 Class B units of Vantiv Holding if the underwriters exercise in full their option to purchase additional shares of Class A common stock), which Class B units are exchangeable on a one-for-one basis for shares of our Class A common stock or, at Vantiv, Inc.’s option, for cash;

•                  the investors purchasing Class A common stock in this offering will collectively have 18.8% of the voting power and 23.1% of the economic interest of the common stock of Vantiv, Inc. (or 21.3% and 26.1%, respectively, if the underwriters exercise in full their option to purchase additional shares of Class A common stock);

•                  the funds managed by Advent will have 57.3% of the voting power of the common stock of Vantiv, Inc. (or 55.0% if the underwriters exercise in full their option to purchase additional shares of Class A common stock);

•                  the Fifth Third investors will have 18.5% of the voting power of the common stock of Vantiv, Inc. and no economic interest in Vantiv, Inc.; and

•                  certain of our employees will receive 1,437,468 shares of unrestricted Class A common stock and 6,788,259 shares of unvested restricted Class A common stock under the 2012 Equity Plan that will be subject to time-based vesting in accordance with its terms for phantom units they hold in Vantiv Holding.

After the completion of this offering, Fifth Third Bank will continue to have the Warrant to purchase 20,378,027 Class C non-voting units of Vantiv Holding at an exercise price of approximately $15.98 per unit, subject to customary anti-dilution adjustments. Following this offering, the Warrant will be (x) freely transferable, in whole or in part, (y) freely transferable, in whole or in part, by third parties and (z) freely exercisable by the holder thereof subject to (i) the receipt of a private ruling from the IRS stating that the exercise of the Warrant will not cause a deemed transfer taxable to Vantiv, Inc. of an interest in the capital of Vantiv Holding for tax purposes from Vantiv, Inc. to the party exercising the Warrant, or a capital shift that causes a taxable event for Vantiv, Inc., (ii) enactment of final U.S. income tax regulations to clarify that no taxes will be payable upon exercise of the Warrant due to a capital shift that causes a taxable event for Vantiv, Inc., or (iii) Fifth Third Bank or another creditworthy entity providing indemnity to us equal to 70% of any taxes payable by us in respect of any income or gain recognized by Vantiv Holding or Vantiv, Inc. resulting from such a capital shift that may be caused by the exercise of the Warrant (except in certain circumstances including a change). If all or part of the Warrant issued to Fifth Third Bank (inclusive of any derivative Warrants if only a portion of the Warrant is transferred) is transferred to a third party that is not an affiliate of Fifth Third Bank, upon exercise of the Warrant, the Class C non-voting units will immediately be exchanged for, at our option, cash or Class A common stock. See “—Exchange Agreement.” The Warrant expires upon the earliest to occur of (i) June 30, 2029 and (ii) a change of control of Vantiv, Inc. (as defined in the revised Warrant Agreement) where the price paid per unit in such change of control minus the exercise price of the Warrant is less than zero. See “—Agreements Related to the Separation Transaction—Warrant.”

Our post-offering organizational structure will allow the Fifth Third investors to retain equity ownership in Vantiv Holding, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of units. In addition, the Fifth Third investors from time to time may acquire an economic interest in Vantiv, Inc. by exercising their put right and acquiring Class A common stock pursuant to the Exchange Agreement. The Class B common stock will give voting rights to the Fifth Third investors. The total value and voting power of the Class A common stock and the Class B common stock that the Fifth Third investors hold (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) will be limited to 18.5% of all Class A common stock (and preferred stock entitled to vote with the Class A common stock, if we issue any in the future) and Class B common stock at any time other than in connection with a stockholder vote with respect to a change of control, in which event the Fifth Third investors will have the right to that full number of votes equal to the number of shares of Class A common stock and Class B common stock they own, which after giving effect to this offering, in the aggregate, would be 40.3% of all Class A common stock and Class B common stock. Investors in this offering will, by contrast, hold their equity ownership in Vantiv, Inc., a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes, in the form of shares of Class A common stock. Vantiv, Inc. and Fifth Third Bank will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Vantiv Holding.

Vantiv, Inc. is a holding company and its principal assets have been equity interests in Vantiv Holding and Transactive. As the majority unitholder of Vantiv Holding, we will operate and control the business and affairs of Vantiv Holding, subject to Fifth Third Bank consent rights in our amended and restated certificate of incorporation and the Amended and Restated Vantiv Holding Limited Liability Company Agreement. For so long as the Exchange Agreement is in effect, we will conduct our business exclusively through Vantiv Holding and its respective operating subsidiaries.

In addition, pursuant to our amended and restated certificate of incorporation, the Exchange Agreement and the Amended and Restated Vantiv Holding Limited Liability Company Agreement, the capital structure of Vantiv, Inc. and Vantiv Holding will generally replicate one another and will provide for customary antidilution mechanisms in order to maintain a one-for-one exchange ratio between the Class B units of Vantiv Holding and the Vantiv, Inc. Class A common stock, among other things. See “Description of Capital Stock—Common Stock,” “Description of Capital Stock—Vantiv Holding” and “—Exchange Agreement.”

The unitholders of Vantiv Holding, including Vantiv, Inc. will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Vantiv Holding. Net profits and net losses of Vantiv Holding will generally be allocated to its unitholders (including Vantiv, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The Amended and Restated Vantiv Holding Limited Liability Company Agreement will provide for cash distributions, which we refer to as “tax distributions,” pro rata to the holders of its units if Vantiv, Inc., as the majority unitholder of Vantiv Holding, determines that the taxable income of Vantiv Holding will give rise to taxable income for a unitholder. Generally, these tax distributions will be computed based on an estimate of the net taxable income of Vantiv Holding allocable to a holder of its units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state or local income tax rate prescribed for a corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from Vantiv Holding for the relevant year were insufficient to cover such tax liabilities and are subject to certain Fifth Third Bank consent rights set forth in the Amended and Restated Vantiv Holding Limited Liability Company Agreement.

Vantiv Holding will be permitted under the Amended and Restated Vantiv Holding Limited Liability Company Agreement to make payments to us that are required under the Exchange Agreement and the Advancement Agreement, which allows us to make payments under our tax receivable agreement related to the NPC NOLs, make payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, make payments required under the Exchange Agreement, pay our franchise taxes and cover our reasonable administrative and corporate expenses, which includes substantially all expenses incurred by or attributable to Vantiv, Inc. (such as expenses incurred in connection with this offering, including expenses of each class of unitholder).

Recapitalization Agreement

We and our existing investors will enter into a recapitalization agreement in connection with the reorganization transactions and this offering. Pursuant to the recapitalization agreement, the existing holders of our common stock will receive 89,515,617 shares of our Class A common stock in exchange for the shares of common stock they currently hold, and we will issue 86,005,200 shares of our Class B common stock to the Fifth Third investors. JPDN will contribute all rights, title and interest in its

Class A and Class B units in Vantiv Holding in exchange for 239,672 shares of our Class A common stock, and upon JPDN’s contribution, the Class B units held by JPDN will automatically convert into Class A units of Vantiv Holding, in each case, giving effect to the 1.7576 for 1 stock split. Furthermore, pursuant to the recapitalization agreement, we will pay Fifth Third Bank a $15.0 million fee related to the modification of its consent rights (specifically with respect to (i) increasing the threshold on when certain actions require Fifth Third Bank’s approval, (ii) the termination of transferability and (iii) all of the consent rights terminating upon the transfer of more than 50% of the shares of Class A and Class B common stock held by Fifth Third Bank and its affiliates immediately following the consummation of this offering) under the existing Amended and Restated Vantiv Holding Limited Liability Company Agreement. The recapitalization will be effective when we file our amended and restated certificate of incorporation.

Exchange Agreement

We, Vantiv Holding and the Fifth Third investors will enter into the Exchange Agreement, under which the Fifth Third investors (or certain permitted transferees of their Class B units in Vantiv Holding or of the Warrant) will have the right, subject to the terms of the Exchange Agreement, from time to time to exchange their Class B units or Class C non-voting units in Vantiv Holding for shares of our Class A common stock or, at our option, cash. If we choose to satisfy the exchange in cash, the price per Class B unit or Class C non-voting unit will be equal to the volume weighted average price per share on the listed exchange of Class A common stock for the 15 trading days preceding the delivery of the put notice. In addition, upon a change of control (as defined in the agreement), we will have the right to (i) exchange all Class B units and Class C non-voting units held by the Fifth Third investors for Class A common stock of Vantiv, Inc. on a one-for-one basis, or (ii) deliver cash consideration to the Fifth Third investors equal to the fair market value of such securities.

The Fifth Third investors will have a right to put their Class B units of Vantiv Holding to Vantiv, Inc. at any time, limited to tranches of less than 18.5% of the Class A common stock and so long as Fifth Third investors will not, as a result of exercising the put, hold more than 18.5% of the total value and voting power of the Class A common stock, the Class B common stock and other capital stock (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) at any one time. Other than the foregoing limitations, there will be no limits on sequential puts so long as the units being put represent more than 2% of the aggregate outstanding units of Vantiv Holding. If units being exchanged represent less than 2% of the aggregate outstanding units of Vantiv Holding, in addition to the foregoing limitations, the put rights may only be exercised once per calendar quarter and only upon 60 days prior notice (which has not been revoked prior to ten business days before the proposed date of exchange). The foregoing limitations will not apply to any exercise of the Fifth Third investor’s (or their permitted transferees’) right to put their Class B units in case of a change of control or Rule 13e-3 transaction, each as defined in the Exchange Agreement.

The Exchange Agreement will also provide that if the Warrant that is held by Fifth Third Bank for Class C non-voting units is exercised by a third party that is not Fifth Third Bank or any of its affiliates, then immediately following the issuance of Class C non-voting units, such non-voting units will be exchanged for, at our option, cash or an equal number of shares of Class A common stock.

Any expenses incurred as a result of any exchange are paid by the exchanging Fifth Third investor, except we (and Vantiv Holding) are required to pay any transfer taxes, stamp taxes or duties or similar taxes in connection with any exchange.

Additionally, under the Exchange Agreement, we and Fifth Third Bank and its affiliates are prohibited from taking any action without the prior written consent of the other party that would cause Fifth Third Bank and its affiliates to own more than 18.5% of the total value and voting power of the Class A common stock and the Class B common stock (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding), other than in connection with a stockholder vote with respect to a change of control. The Exchange Agreement will also contain customary antidilution mechanisms in order to maintain a one-for-one ratio between Class B units of Vantiv Holding and the Vantiv, Inc. Class A common stock.

Tax Receivable Agreements

Prior to the consummation of the offering, Vantiv, Inc. will enter into four tax receivable agreements with our existing investors. One tax receivable agreement will provide for the payment by us to the Fifth Third investors of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize as a result of the increases in tax basis that may result from the purchase of Vantiv Holding units from the Fifth Third investors, if any, or from the future exchange of units by the Fifth Third investors for cash or shares of our Class A common stock, as well as the tax benefits attributable to payments made under such tax receivable agreement. Any actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, and the amount and timing of our income. The second of these tax receivable agreements will provide for the payment by us to Advent of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize as a result of our use of our tax attributes in existence prior to the effective date of this initial public offering, as well as the tax benefits attributable to payments made under such tax receivable agreement. The third of these tax receivable agreements will provide for the payment by us to our existing investors of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that NPC actually realizes as a result of its use of its NOLs and other tax attributes, as well as the tax benefits attributable to payments made under such tax receivable agreement, with any such payment being paid to Advent, the Fifth Third investors and JPDN according to their respective ownership interests in Vantiv Holding immediately prior to the reorganization transactions. The fourth of these tax receivable agreements will provide for the payment to JPDN of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize as a result in the increase of tax basis that may result from the Vantiv Holding units exchanged for our Class A common stock by JPDN, as well as the tax benefits attributable to payments made under such tax receivable agreement.

The payments we will be required to make under the tax receivable agreements could be substantial. Assuming no material changes in the relevant tax law, and that we earn sufficient taxable income to realize all tax benefits that are subject to the tax receivable agreements, we expect future payments under the tax receivable agreement relating to the NPC NOLs and the tax receivable agreement with Advent to be up to approximately $316.2 million in the aggregate and to range over the next 15 years from approximately $7.3 million to $30.8 million per year. Future payments to our existing investors in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial as well. The foregoing numbers are merely estimates, and the actual payments could differ materially. It is possible that future transactions or events, including changes in tax rates, could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. There may be a material adverse effect on our liquidity if, as a result of timing discrepancies or otherwise, distributions to us by Vantiv Holding are not sufficient to permit us to make payments under the tax receivable agreements after we have paid taxes. The payments under the tax receivable agreements are not conditioned upon the continued ownership of us or Vantiv Holding by the other parties to that agreement.

Management Phantom Equity Plan

In connection with the separation transaction, Vantiv Holding established a Management Phantom Equity Plan whereby it entered into phantom unit agreements granting certain members of management phantom units for both time and performance awards which vested either five years from the grant date or upon the occurrence of certain events, respectively. In connection with this offering and the reorganization transactions, the Vantiv Holding Management Phantom Equity Plan will be terminated, and we will issue shares of our Class A common stock under the 2012 Equity Plan, some of which will be restricted, to holders of phantom units. Shares of restricted Class A common stock that holders receive in relation to their time awards will vest quarterly until the date which would have been five years from the grant of their phantom units, subject to the participant’s continued service on such vesting dates. Shares of restricted Class A common stock that holders receive with respect to their performance awards will vest annually over three years from the date of this offering, subject to the participant’s continued service on such vesting dates.

Certain of our named executive officers entered into phantom unit agreements with Vantiv Holding. See “Executive and Director Compensation—Compensation Discussion and Analysis—2011 Compensation Determinations—Long Term Incentive Awards” for more information. In connection with this offering and the termination of the Vantiv Holding Management Phantom Equity Plan, our named executive officers will receive 593,359 shares of unrestricted Class A common stock and 2,821,112 shares of unvested restricted Class A common stock that will be subject to time-based vesting for phantom units they hold in Vantiv Holding.

The following table sets forth the number of time awards and performance awards received by each named executive officer and the number of shares of Class A common stock and restricted Class A common stock they will receive under the 2012 Equity Plan in connection with this offering and the reorganization transactions. The shares of restricted Class A common stock received will vest over time consistent with the terms set forth in their respective phantom unit agreements.

Name	Grant Date	Number of Time Awards (#)	Number of Performance Awards (#)	Base Price ($)	Number of Shares of Unrestricted Class A Common Stock (#)	Number of Shares of Restricted Class A Common Stock (#)
Charles D. Drucker	6/30/2009	815,217	1,086,956	11.00	299,992	1,614,540
Mark L. Heimbouch	12/9/2009	362,000	251,000	11.00	111,687	499,867
Royal Cole	3/8/2010	200,000	100,000	11.00	54,973	244,327
Adam Coyle	3/1/2010	116,667	58,333	11.00	34,464	142,525
	2/3/2011	33,333	16,667	14.90	3,908	38,185
Donald Boeding	7/31/2009	253,623	126,812	11.00	88,335	281,668

Additionally, Jeffery Stiefler and Pamela H. Patsley, directors of Vantiv Holding prior to this offering, received awards of phantom units on August 2, 2010 and January 15, 2010, respectively, each with a base price of $11.00. Mr. Stiefler received 163,587 time awards and 216,848 performance awards, and Ms. Patsley received 54,333 time awards and 27,167 performance awards. In connection with this offering and the reorganization transactions, Mr. Stiefler will receive 54,504 shares of unrestricted Class A common stock and 367,996 shares of restricted Class A common stock, and Ms. Patsley will receive 24,138 shares of unrestricted Class A common stock and 66,377 shares of restricted Class A common stock.

During 2010, Vantiv Holding granted 126,811 time awards and 63,406 performance awards, each at a base price of $11.00 per unit, under the Management Phantom Equity Plan to an operating partner of Advent International Corporation.

Advancement Agreement

We and Vantiv Holding will enter into the Advancement Agreement, which provides for payments by Vantiv Holding to us for required payments under our tax receivable agreement related to the NPC NOLs, required payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company

Agreement, required payments under the Exchange Agreement, our franchise taxes and our reasonable administrative and corporate expenses, which includes substantially all expenses incurred by or attributable to Vantiv, Inc. (such as expenses incurred in connection with this offering, including expenses of each class of unitholder).

Agreements Related to the Separation Transaction

Master Investment Agreement

In connection with the separation transaction, on June 30, 2009, Fifth Third Bank, Fifth Third Financial, Vantiv, Inc. and Vantiv Holding and its wholly-owned subsidiary entered into the Master Investment Agreement and Fifth Third Bank sold a majority of the limited partnership interests in Vantiv Holding and Fifth Third Financial sold a majority of the common stock of Transactive to Vantiv, Inc. for a combination of cash and the Warrant. Following the separation transaction, Vantiv, Inc. held approximately 50.93% and Fifth Third Bank and Fifth Third Financial retained approximately 49% of the equity interests in Vantiv Holding and Transactive, respectively. Fifth Third Bank received distributions totaling $2.8 million, $26.1 million and $17.8 million, respectively, during the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009. Vantiv, Inc. received distributions totaling $3.0 million, $27.1 million and $18.6 million, respectively, during the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009.

Pursuant to the existing Amended and Restated Vantiv Holding Limited Liability Company Agreement, funds managed by Advent International Corporation received put rights, exercisable by Vantiv, Inc. under certain circumstances, that if exercised obligates Fifth Third Bank to repurchase Advent’s acquired interest in Vantiv Holding and Fifth Third Financial to repurchase Advent’s acquired interest in Transactive. The only put event remaining is if prior to October 31, 2013, a “competitor change of control” (as defined in the existing Amended and Restated Vantiv Holding Limited Liability Company Agreement) occurs at Fifth Third Bank. The put rights will terminate in connection with this offering. At the time of the separation transaction, the put rights were valued at $14.2 million. As time lapses and the probabilities of the occurrence of the events triggering the put rights change, the value of the put rights changes accordingly. The put rights have been assigned a value of zero as of December 31, 2011.

Warrant

In connection with the Master Investment Agreement, Fifth Third Bank received the Warrant on June 30, 2009, which it will continue to have after the completion of this offering, to purchase 20,378,027 Class C non-voting units of Vantiv Holding at an exercise price of approximately $15.98 per unit, subject to customary anti-dilution adjustments. Following this offering, the Warrant will be (x) freely transferable, in whole or in part, (y) freely transferable in whole or in part by third parties and (z) freely exercisable by the holder thereof subject to (i) the receipt of a private ruling from the IRS stating that the exercise of the Warrant will not cause a deemed transfer taxable to Vantiv, Inc. of an interest in the capital of Vantiv Holding for tax purposes from Vantiv, Inc. to the party exercising the Warrant, or a capital shift that causes a taxable event for Vantiv, Inc., (ii) enactment of final U.S. income tax regulations to clarify that no taxes will be payable upon exercise of the Warrant due to a capital shift that causes a taxable event for Vantiv, Inc. or (iii) Fifth Third Bank or another creditworthy entity providing indemnity to us equal to 70% of any taxes payable by us in respect of any income or gain recognized by Vantive Holding or Vantiv, Inc. resulting from such a capital shift that may be caused by the exercise of the Warrant (except in certain circumstances, including a change of control). If the Warrant is transferred to a third party that is not an affiliate of Fifth Third Bank, upon exercise of the Warrant, the Class C non-voting units will immediately be exchanged for, at our option, cash or Class A common stock. See “—Reorganization and Offering Transactions—Exchange Agreement.” The Warrant expires upon the earliest to occur of (i) June 30, 2029, and (ii) a change of control of Vantiv, Inc. (as defined in the revised Warrant Agreement) where the price paid per unit in such change of control minus the exercise price of the Warrant is less than zero.

JPDN Stock Purchase Agreement and Loan to Charles D. Drucker

Pursuant to a stock purchase agreement, dated as of June 29, 2009, JPDN Enterprises, LLC, an affiliate of Charles D. Drucker, our chief executive officer, purchased 69,545 Class A units and 66,818 Class B units, representing collectively 0.14% of Vantiv Holding, LLC for $1.5 million from Fifth Third Bank.

In connection with the separation transaction, Vantiv Holding loaned $1.5 million to Charles D. Drucker to contribute to JPDN in order for it to make the purchase described above. In 2009, this loan was forgiven, and the related income taxes of approximately $1.4 million were paid on behalf of Mr. Drucker by Vantiv Holding.

Stock Transfer Agreement

On June 30, 2009, funds managed by Advent International Corporation and Vantiv, Inc. entered into a stock transfer agreement to transfer 3,049 shares of common stock in Vantiv, Inc., which were valued at approximately $1,134.86 per share, and the Advent funds paid $2.3 million for related income taxes to Pamela H. Patsley, a director nominee and a director of Vantiv Holding prior to this offering, in satisfaction of any success fees owed to her with respect to the separation transaction. In a side letter dated the same day, Ms. Patsley agreed to vote, transfer and take all other actions with respect to her shares of Vantiv, Inc. in the same manner and proportion, and subject to the same terms and conditions as Advent and granted Advent an irrevocable proxy with respect to her shares.

Vantiv Holding Limited Liability Company Agreement

In connection with the separation transaction, Vantiv Holding entered into the Amended and Restated Limited Liability Company Agreement which provided for the issuance of Class A units and Class B units and Class C non-voting units. Pursuant to the existing Amended and Restated Vantiv Holding Limited Liability Company Agreement the board of directors of Vantiv Holding consisted of nine directors, five of whom are appointed by Class A unitholders and four of whom were appointed by Class B unitholders, provided that Fifth Third Bank could appoint three directors, as long as it held at least 20% of the Class B units. Certain matters, such as a change of control, sales and acquisitions of assets of certain amounts, termination or replacement of auditors, issuance of new securities and incurrence of debt, among others, required a supermajority of seven directors for approval. The agreement also gave Vantiv Holding’s members certain rights of preemption, rights of first offer, drag along rights and tag along rights, with respect to the transfer of units. In connection with this offering, this agreement will be amended and restated. See “Description of Capital Stock—Vantiv Holding.” Certain covenants in the Amended and Restated Vantiv Holding Limited Liability Company Agreement require that Vantiv, Inc. and Vantiv Holding refrain from engaging in any business that would reasonably require Fifth Third Bank to seek regulatory approval, whether under the BHC Act, Ohio law or other applicable law, without first providing notice to Fifth Third Bank and to use reasonable best efforts to assist Fifth Third Bank in obtaining such regulatory approval.

Registration Rights Agreement

In connection with the separation transaction and pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, registration rights were granted to all of its limited liability company members, which included funds managed by Advent, the Fifth Third investors and JPDN, pursuant to a registration rights agreement, or the Existing Registration Rights Agreement. Under the terms of the Existing Registration Rights Agreement, Vantiv Holding, among other things, agreed to use its best efforts to effect registered offerings upon request from the members and to grant incidental or “piggyback” registration rights with respect to any registrable securities held by the members.

In connection with this offering, the Existing Registration Rights Agreement will be terminated and Vantiv, Inc. will enter into a new registration rights agreement, or the New Registration Rights Agreement, with the parties to the Existing Registration Rights Agreement, with substantially the same terms as the Existing Registration Rights Agreement, except to reflect that Vantiv, Inc. is making this offering and not Vantiv Holding. Vantiv, Inc. will also grant “piggyback” registration rights with respect to any registrable securities held by funds managed by Advent, the Fifth Third investors, JPDN or the other holders of our securities that are party to the New Registration Rights Agreement.

Pursuant to the New Registration Rights Agreement, the obligation to effect any demand for registration by the funds managed by Advent and the Fifth Third investors will be subject to certain conditions, including that (i) there has not been more than two demand registrations on a Form S-1 on behalf of the funds managed by Advent, (ii) there has not been more than two demand registrations on Form S-1 on behalf of the Fifth Third investors, (iii) there has not been more than two registrations of subject securities pursuant to demand registrations per calendar year, (iv) there has not been any registration of the subject securities in the 90 days preceding such demand (whether or not pursuant to a demand registration) and (v) the anticipated aggregate market value of the offered securities is at least $75 million.

In connection with any registration effected pursuant to the terms of the New Registration Rights Agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the New Registration Rights Agreement.

Transition Services Agreement

In connection with the separation transaction, Vantiv Holding entered into a Transition Services Agreement, or TSA, with Fifth Third Bank covering certain transition services required to support us as a stand-alone entity during the period following the separation transaction. These services involved IT services, back-office support, employee related services, product development, risk management, legal, accounting and general business resources. As of December 31, 2011 and 2010, the amount due for services provided by Fifth Third Bank under the TSA was approximately $1.6 million and $9.0 million, respectively.

Expenses related to these services were $23.2 million, $51.3 million and $76.9 million, respectively, for the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009. Services provided by Fifth Third Bank under the transition services agreements include the following:

•                  IT Services.  Fifth Third Bank provided information technology services to us, including information security services, network/provisioning services, end-user services, operating systems management, telecom services, and command center operations. In addition, Fifth Third Bank provided us with comparable access to, and usage of, Fifth Third Bank’s hardware and software assets located in Fifth Third Bank’s data centers. Furthermore, Fifth Third Bank provided us access and support services related to the online interactive system for reporting, reconciliation, interfacing and exception processing. Our costs for these services for the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009 were $19.2 million, $43.5 million and $22.8 million, respectively.

•                  Back-Office Support Services.  Fifth Third Bank provided various back-office support services, which included a dedicated inbound call center for customer inquiries, card production support and mail/postage services. Our costs for these services for the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009 were $3.5 million, $6.9 million and $3.1 million, respectively.

•                  Employee Related Services.  For the six months ended December 31, 2009, Fifth Third Bank provided employee related services, which included benefits administration services, compensation management services, incentive compensation administration, and training, learning and development services for our personnel. Furthermore, included within these services was an employment arrangement under which employees associated with the electronic payment processing business remained employees of Fifth Third Bank and were allocated back to us. This arrangement extended through December 31, 2009, at which point such employees were terminated by Fifth Third Bank and immediately hired by us. Costs for these services for the six month period ended December 31, 2009 were $50.7 million.

•                  Other Services.  Fifth Third Bank provided various other services such as tax, accounting and internal audit services. Costs for these services for the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009 were $0.5 million, $0.9 million and $0.3 million, respectively.

The TSA terminated on October 31, 2011. Subsequent to such date, we continue to receive certain non-material services from Fifth Third Bank.

FTPS Deferred Compensation Transition Plans

In connection with the separation transaction, Fifth Third Bank agreed to pre-fund certain deferred compensation payments to its former employees who became our employees. Fifth Third Bank paid us a lump sum of $0.5 million in respect of all unvested and unpaid awards granted prior to the separation transaction to its former employees who became our employees.

Business Agreements with Fifth Third Bank and Fifth Third Bancorp

Clearing, Settlement and Sponsorship Agreement and Treasury Management Agreement

On June 30, 2009, Vantiv Holding entered into a Clearing, Settlement and Sponsorship Agreement with Fifth Third Bank. Fifth Third Bank acts as our member “sponsor” to the Visa, MasterCard and other payment network associations because non-financial institutions (such as payment processors, independent sales organizations, third party service providers, merchants, non-member financial institutions) must obtain the “sponsorship” of a member bank in order to participate. Under this agreement Fifth Third Bank transfers the responsibility for all card association requirements and fees to us as a “sponsored participant.” Fifth Third Bank is the primary provider of our payment network sponsorship. This agreement has a term of 10 years and terminates in June 2019.

On June 30, 2009, Vantiv Holding and Fifth Third Bank entered into the Treasury Management Agreement which provides for our use of Fifth Third Treasury Management services. Services available under this agreement include, depository services, automated clearing house services, wire transfers and lockbox accounts.

Expenses associated with these services totaled $1.2 million, $1.3 million and $0.5 million for the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009, respectively. Interest income on accounts held at Fifth Third Bank during the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009 and June 30, 2009 was approximately $0.7 million, $1.0 million, $0.7 million and $0.1 million, respectively.

Master Lease Agreement/Master Sublease Agreement

On July 1, 2009, Vantiv Holding entered into a five-year Master Lease Agreement and a five-year Master Sublease Agreement with Fifth Third Bank and certain of its affiliates for the lease or sublease of a number of office and/or data center locations. Related party rent expense was approximately $6.8 million, $6.5 million and $3.2 million, respectively, for the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009. In the past, we have paid approximately $0.6 million in rent per month under this agreement, however, that number is expected to be substantially reduced beginning in February of 2012 as a result of our exercise of termination rights, purchase and relocation to our new corporate headquarters and use of other non-Fifth Third Bank owned or leased space this year.

Referral Agreement

On June 30, 2009, Vantiv Holding entered into an exclusive referral arrangement with Fifth Third Bancorp. Commercial and retail merchant clients of Fifth Third Bancorp and its subsidiary depository institutions that request merchant (credit or debit card) acceptance services are referred exclusively to us. In return for these referrals and the resulting merchant relationships, we make ongoing incentive payments to Fifth Third Bancorp. The agreement also provides for our referral of prospective banking clients to Fifth Third Bank, in return for certain incentive payments. This agreement terminates in June 2019. Costs associated with this agreement totaled $0.2 million, $0.2 million and $0.1 million for the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009, respectively.

Services Agreements

On June 30, 2009, Vantiv Holding entered into a Master Services Agreement with Fifth Third Bancorp and agreed to provide Fifth Third Bancorp and its subsidiary depository institutions with various electronic fund transfer, or EFT, services including debit card processing and ATM terminal driving services. This is an exclusive agreement which terminates June 2019. On January 7, 2003, a services agreement with Fifth Third Bank was entered into for the provision of certain card and check processing services. The agreement had an initial term of three years with successive one year renewal periods thereafter. Revenue, including network fees and other, pursuant to these agreements was approximately $69.4 million, $63.1 million and $58.4 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Agreements with Advent

In connection with the separation transaction, on June 30, 2009, Vantiv Holding entered into a management agreement with Advent for management services including consulting and business development services related to sales and marketing activities, acquisition strategies, financial and treasury requirements and strategic planning. We were required to pay Advent $0.5 million the first year and $1.0 million annually thereafter. The fee is payable in full at the beginning of each year and is not subject to proration if the contract is terminated prior to year end. Accordingly we paid Advent $0.5 million in 2009 and $1.0 million in each of 2010 and 2011. This agreement terminates upon the effectiveness of the registration statement of which this prospectus forms a part.

Senior Secured Credit Facilities

On November 3, 2010, we entered into two senior secured credit facilities with a syndicate of banks in order to refinance our debt that was held entirely by Fifth Third Bank, which was assumed in connection with the separation transaction, and to fund the acquisition of NPC. Although Fifth Third Bank remained a lender under the senior secured credit facilities, indebtedness to Fifth Third Bank declined to $381.3 million as of December 31, 2010 from $1.2 billion at December 31, 2009 and our line of credit with Fifth Third Bank was reduced to $50 million as of December 31, 2010 from $125 million as of December 31, 2009. Fifth Third Bank recognized $4.0 million in syndication and other fees in 2010 associated with the senior secured credit facilities. On May 17, 2011, we refinanced the senior secured credit facilities with a substantially similar first lien credit facility, with the primary difference between the new first lien senior secured credit facilities and the original senior secured credit facilities being the combination of the first and second lien facilities to solely first lien facilities secured by substantially all the capital stock (subject to a 65% limitation on pledges of capital stock of foreign subsidiaries and domestic holding companies of foreign subsidiaries) and personal property of the borrower and any obligors as well as any real property in excess of $5 million in the aggregate held by the borrower or any obligors (other than Vantiv Holding), subject to certain exceptions. For the years ended December 31, 2011 and 2010 and the six months ended December 31, 2009 and June 30, 2009, interest expense associated with these arrangements was $18.4 million, $101.6 million, $59.7 million and $9.8 million, respectively, and commitment fees were $0.3 million, $0.6 million, $0.3 million and $25,000, respectively. Following this offering and the repayment of a portion of the outstanding debt under our senior secured credit facilities using a portion of the net proceeds received by us therefrom, we intend to refinance the remaining indebtedness under such facilities with new senior secured credit facilities pursuant to the debt refinancing.

At December 31, 2011, Fifth Third Bank held approximately 21% of our senior credit facilities. For further information regarding our credit facilities, see “Description of Certain Indebtedness.”

Interest Rate Swap

In connection with our senior secured credit facilities, we entered into an interest rate swap agreement with Fifth Third Bank effective January 11, 2011. In connection with our debt refinancing, on May 19, 2011, we amended our interest rate swap agreement to more closely align with the terms of the refinanced debt. Under the interest rate swap agreement, we pay interest at 2.49% and receive the greater of 1.25% and the three-month LIBOR on the notional principal amount of $687.5 million until November 19, 2015. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facilities—Interest Rate Swaps.” In connection with our anticipated debt refinancing, we intend to modify or terminate our interest rate swap agreements. We expect to incur a cash charge of approximately $31 million related to the modification or early termination of our interest rate swaps in the same quarter as this offering. The actual charge will depend on prevailing interest rates at the time of the termination or modification, and if interest rates decrease, the amount of this charge would increase.

Transactions Prior to the Separation Transaction

Prior to the separation transaction, Fifth Third Bank performed a number of functions on a centralized basis, including information technology, operational, administrative and interest rate management. The costs associated with these functions were allocated based on the following:

•                  Shared Services Allocations.  Fifth Third Bank provided administrative support, including administrative and support staff and certain corporate overhead. Certain of these administrative support expenses were directly attributable to our predecessor’s activities and were, therefore, fully allocated to our predecessor. Allocated expenses associated with these services were $13.3 million for the six months ended June 30, 2009.

•                  IT Allocations.  Fifth Third Bank provided IT support, processing services and technology solutions. Allocated expenses associated with these services were $32.9 million for the six months ended June 30, 2009.

•                  Centralized Operations Allocations.  Fifth Third Bank provided centralized operations including cash deposits and orders and customer service support. Allocated expenses associated with these services were $6.8 million for the six months ended June 30, 2009.

•                  Funds Transfer Pricing.  Fifth Third Bank managed interest rate risk centrally at the corporate level by employing a funds transfer pricing, or FTP, methodology. The FTP methodology assigned charge rates and credit rates to classes of assets and liabilities, respectively. Allocated expenses associated with these services were $0.1 million for the six months ended June 30, 2009.

As described above, subsequent to the separation transaction on June 1, 2009, Fifth Third Bank continued to perform various functions for us. As such, certain expenses historically recorded as allocated expenses were recorded as direct expenses for the period from June 1, 2009 through June 30, 2009. Such expenses during June 2009 were approximately $6.4 million. Rent was also paid to Fifth Third Bank during June 2009 of approximately $0.6 million.

Transactions of Securities

On June 30, 2009, we issued and sold 509,305 shares of our common stock to certain funds managed by Advent International Corporation for approximately $1,134.86 per share.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. These agreements, among other things, require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director.